Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Ames National Corporation
Ames, Iowa

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ames National Corporation of our reports, dated February 27, 2007, related to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Ames National Corporation for the year ended December 31, 2006.  We also consent to the incorporation by reference of our report dated October 3, 2007,  with respect to the statement of net assets available for benefits of Ames National Corporation 401(k) Profit Sharing Plan as of December 31, 2006, the related statement of changes in net assets available for benefits for the year then ended, and the related supplemental schedule as of December 31, 2006, which report appears in the December 31, 2006 annual report on Form 11-K of Ames National Corporation 401(k) Profit Sharing Plan.

/s/ Clifton Gunderson LLP

West Des Moines, Iowa
October 22, 2007